UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 22, 2007, AmerisourceBergen Corporation (the “Registrant”) and Kindred Healthcare, Inc. (“Kindred”) issued a news release announcing that Gregory S. Weishar, currently Chief Executive Officer and President of PharmaCare Management Services, Inc., a subsidiary of CVS Corporation, has agreed to become Chief Executive Officer of a new company to be formed by the proposed combination of their institutional pharmacy businesses, PharMerica Long-Term Care and Kindred Pharmacy Services, into a new publicly traded company. The news release also announced that the new company will be named PharMerica Corporation, with headquarters in Louisville, Kentucky and a major customer support center in Tampa, Florida. Both the Registrant and Kindred have each received a private letter ruling from the Internal Revenue Service regarding the proposed transaction. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1 News Release, dated January 22, 2007, regarding the appointment of the Chief Executive Officer for PharMerica Corporation and certain other matters relating to the proposed combination of AmerisourceBergen and Kindred’s institutional pharmacy businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 23, 2007	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer